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                                                                     EXHIBIT 1.1

                        VALOR COMMUNICATIONS GROUP, INC.
                            (a Delaware corporation)
                        29,375,000 Shares of Common Stock


                           FORM OF PURCHASE AGREEMENT

Dated:  -, 2005



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                        VALOR COMMUNICATIONS GROUP, INC.
                            (a Delaware corporation)
                        29,375,000 Shares of Common Stock
                           (Par Value $0.01 Per Share)
                               PURCHASE AGREEMENT

                                                                         -, 2005

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Banc of America Securities LLC
J.P. Morgan Securities Inc.
  as Representatives of the several Underwriters
c/o      Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

         Valor Communications Group, Inc., a Delaware corporation (the "Company") and Valor Telecommunications, LLC, a Delaware limited liability company ("LLC"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Banc of America Securities LLC ("Banc of America") and J.P. Morgan Securities Inc. ("JPMorgan") are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.0001 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the persons listed in Schedule B hereto (the "Selling Shareholders"), acting severally and not jointly, to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 29,375,000 additional shares of Common Stock to cover overallotments, if any. The aforesaid 29,375,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters from the Company and all or any part of the 4,406,250 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities) are hereinafter called, collectively, the "Securities."

         The Company, LLC and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company, LLC, the Selling Shareholders and the Underwriters agree that up to _______ shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees (the "Invitees"), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase
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by Invitees by the end of the first business day after the date of this
Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-114298) including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         In connection with this offering, the Company plans to recapitalize and restructure certain of the indebtedness of the Company, LLC and their subsidiaries. The recapitalization and restructuring will include the following transactions (collectively, the "Related Transactions"): (a) entry into an amended credit facility among the Company, LLC and their subsidiaries and a syndicate of lenders including Bank of America Securities LLC and J.P. Morgan Securities Inc., as lead arrangers and, together with Merrill Lynch, Pierce, Fenner & Smith Incorporated, joint book managers, providing for up to $____ million as a senior secured revolving credit facility and $____ million as a senior secured term loan facility (the "Amended Credit Agreement"); and (b) repurchase by the Company (the "Reorganization") of all the equity interests in LLC, and, to the extent not presently held by LLC, Valor Telecommunications Southwest, LLC, a Delaware limited liability company, for 41,458,333 shares of Common Stock. A list of the primary agreements relating to the Related Transactions are set forth on Schedule E hereto (collectively, the "Related Transaction Documents"). The term "subsidiary" as used in this Agreement shall mean any entity in which LLC has a majority ownership interest, whether directly or indirectly, at the time of the signing of this Agreement or the Company will have a majority ownership interest, whether directly or indirectly, after the consummation of the Related Transactions.

SECTION 1.        Representations and Warranties.


         (a) Representations and Warranties by the Company and LLC. The Company and LLC, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has


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         become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and the Company has not received any notice that proceedings for that purpose have been instituted or are pending and, to the knowledge of the Company or LLC, no such proceedings are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with in all material respects.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company or LLC by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). The parties acknowledge and agree that such information consists of [ ].

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The consolidated historical financial statements of LLC and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of LLC and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of LLC and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with


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         GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.


                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, LLC and the subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, LLC or any of the subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, LLC and the subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or LLC on any class of its capital stock or other equity interests.

                  (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) Good Standing of Subsidiaries. Each of LLC and the subsidiaries of the Company or LLC has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and Prospectus, all of the issued and outstanding capital stock or other equity interests, as the case may be, of each such subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by LLC and at Closing Time will, except as described in the Registration Statement and Prospectus, be owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or equity interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company or LLC are listed on Schedule D.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is (or will be at the Closing Time) as set forth in the Prospectus as of September 30, 2004 in the column entitled "Actual" under the caption "Capitalization" (except for subsequent

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         issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and have been (or will be at Closing Time) validly issued and are (or will be at Closing Time) fully paid and non assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was (or will be at Closing Time) issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and LLC.

                  (ix) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (x) Authorization of Related Transaction Documents. Each of the Company, LLC and the subsidiaries of the Company or LLC has the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver (to the extent a party thereto) and perform its obligations under the Related Transaction Documents. The Related Transaction Documents have been duly and validly authorized by the Company, LLC and each of the subsidiaries, as applicable, and when executed and delivered (to the extent a party thereto) by the Company, LLC and each of the subsidiaries (assuming the due authorization, execution and delivery by the other parties thereto), will constitute valid and legally binding agreements of the Company, LLC and each of the subsidiaries, as applicable, enforceable against the Company, LLC and each of the subsidiaries in accordance with their terms except that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Each of the Related Transaction Documents conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

                  (xi) Related Transaction Documents. (i) The Company and LLC have delivered to the Representatives a true and correct copy of each of the Related Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Related Transaction Document in the form substantially as it will be executed and delivered on or prior to the Closing Time, together with all related agreements and all schedules and exhibits thereto, and as of the date hereof there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Related Transaction Documents since their date of execution or from the form in which such Related Transaction Documents have been delivered to the Representatives; and (ii) there exists as of the date hereof (after giving effect to the transactions contemplated by each of the Related Transaction Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Related Transaction Documents) under any of the Related Transaction Documents that would result in a

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         Material Adverse Effect or materially adversely affect the ability of the Company, LLC or any of the subsidiaries to consummate the Related Transactions.

                  (xii) Absence of Defaults and Conflicts. Neither the Company, LLC nor any of their subsidiaries is in violation of its charter or by-laws or other equivalent documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, LLC or any of the subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, LLC or any subsidiary is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Related Transaction Documents and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company and LLC with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, LLC or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (i) the charter or by laws or equivalent documents of the Company, LLC or any subsidiary or (ii) any applicable law, statute, including the Federal Communications Act of 1934, as amended (the "Communications Act") (including the Telecommunications Act of 1996), rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, LLC or any subsidiary or any of their assets, properties or operations (except in the case of this clause (ii) as would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, LLC or any subsidiary.

                  (xiii) Authorization of Issuance and Sale of Securities. All necessary corporate action has been duly and validly taken by the Company to authorize the issuance and sale of the Securities by the Company.

                  (xiv) Listing and Registration of Securities. The Securities will be duly registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Securities have been authorized for listing, subject to notice of issuance, on the New York Stock Exchange. A registration statement on Form 8-A with respect to the Offered Securities has been filed on Form 8-A pursuant to Section 12 of the 1934 Act, which registration statement complies in all material respects with the 1934 Act.

                  (xv) Continued Listing and Registration of Securities. Neither the Company nor LLC has taken any action designed to, or likely to have the effect of, terminating the registration of the Securities under the 1934 Act or the listing of the Securities on the New York Stock Exchange, nor has the Company or LLC received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or quotation.

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                  (xvi) No Preemptive Rights. The issuance of the Securities by the Company is not subject to preemptive or other similar rights that have not been or will not be waived prior to the Closing Time.

                  (xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company, LLC or any subsidiary exists or, to the knowledge of the Company or LLC, is imminent, and neither the Company nor LLC is aware of any existing or imminent labor disturbance by the employees of any of their or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

                  (xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or LLC, threatened, against or affecting the Company, LLC or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or LLC of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company, LLC or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or would not reasonably be expected to result in a Material Adverse Effect.

                  (xix) Compliance with Law. Neither the Company, LLC nor any subsidiary is in violation of any applicable law, statute, including the Communications Act (including the Telecommunications Act of 1996), rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, LLC or any subsidiary or any of their assets, properties or operations except as would not reasonably be expected to result in a Material Adverse Effect.

                  (xx) Accuracy of Description of Agreements and Exhibits. There are no contracts, agreements or other documents which are required to be described in the Registration Statement or Prospectus, or to be filed as exhibits thereto, which have not been so described or filed as required, and the statements in the Prospectus under the headings "Related Party Transactions," "Description of Certain Indebtedness" and "Material United States Federal Tax Consequences" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

                  (xxi) Possession of Intellectual Property. The Company, LLC and the subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company, LLC nor any of the subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, LLC or any of the subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

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                  (xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or LLC of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (ii) such as have been already obtained under (A) the Communications Act, (B) the rules, regulations and decisions adopted pursuant to or interpreting the Communications Act, and (C) the applicable laws, regulations, court decisions, and rules governing the telecommunications industry in the States of Texas, Oklahoma, New Mexico and Arkansas, and (iii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Securities are offered.

                  (xxiii) No Affiliate Transactions. No transaction has occurred (or is expected to occur) between or among the Company, LLC and any of their officers or directors, stockholders, members or any affiliate or affiliates of any such officer, director, shareholder or member that is required to be described in and is not described in the Registration Statement and the Prospectus.

                  (xxiv) No Sales of Common Stock. Except as described in the Registration Statement and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under the 1933 Act or Regulations D or S of the 1933 Act Regulations, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options, warrants or rights.

                  (xxv) Absence of Manipulation. Neither the Company, LLC nor any affiliate of the Company or LLC has taken, nor will the Company, LLC or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (xxvi) Taxes.

                  (A) There are no material transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

                  (B) The Company, LLC and the subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not result in a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not result in a Material Adverse Effect.

                  (xxvii) Possession of Licenses and Permits. The Company, LLC and the subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse

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         Effect; the Company, LLC and the subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company, LLC nor any of the subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xxviii) Title to Property. The Company, LLC and the subsidiaries have good and marketable title to all real property owned by the Company, LLC and the subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, LLC or any of the subsidiaries; and all of the leases and subleases material to the business of the Company, LLC and the subsidiaries, considered as one enterprise, and under which the Company, LLC or any of the subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company, LLC nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, LLC or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, LLC or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not reasonably be expected to result in a Material Adverse Effect.

                  (xxix) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxx) Environmental Laws. Except as described in the Registration Statement and Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company, LLC nor any of the subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, LLC and the subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, LLC or any of the subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, LLC or any of the subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as set forth in the Registration Statement and Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, neither the Company, LLC nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  (xxxi) Registration Rights; Lock-Up Agreement. Except as described in the Prospectus, no holder of any security of the Company or any security or other interest that is convertible into or exchangeable or exercisable for such security has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement. Each person listed on Schedule F has delivered to the Representatives his enforceable written lock-up agreement in the form attached as Exhibit A hereto (the "Lock-Up Agreement").

                  (xxxii) Insurance. The Company, LLC and each of the subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, all of which insurance is in full force and effect; the Company, LLC and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company, LLC or any of the subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company, LLC nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect.

                  (xxxiii) Internal Controls. The Company, LLC and each of the subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
         (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxxiv) Offering Materials. None of the Company, LLC, their directors or officers has distributed or will distribute prior to the later of (A) the Closing Time or any Date of Delivery and (B) the completion of the distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities other than any preliminary prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the 1933 Act.

                  (xxxv) Industry and Marketing Data. The statistical and market and industry related data included in the Registration Statement, each of the preliminary prospectuses and the Prospectus are based on or derived from sources which the Company and LLC believe to be reliable and accurate or represent the Company's and LLC's good faith estimates that are made on the basis of data derived from such sources.

                  (xxxvi) ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"), has been satisfied by each "pension plan" (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company, LLC and/or one or more of the subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company, LLC and the subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company, LLC nor any of the subsidiaries maintains or is required to contribute to a "welfare plan" (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than "continuation coverage" (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company, LLC and/or one or more of the subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company, LLC nor any of the subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under
         Section 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA, except in each case, where such failures or liabilities (or potential liabilities) would not reasonably be expected to result in a Material Adverse Effect.

                  (xxxvii) Sarbanes Oxley Act. There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated thereunder, including, without limitation, Section 402 related to loans.

                  (xxxviii)Relationship with Representatives. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor LLC (A) has any material lending or other relationship with any bank or lending affiliate of any Representative and (B) intends to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Representative.

                  (xxxix) NASD. There are no affiliations with any member of the National Association of Securities Dealers, Inc. (the "NASD") among the Company's or LLC's officers, directors or any stockholder of the Company or member of LLC, except as set forth in the Registration Statement and Prospectus or otherwise disclosed in writing to the Representatives.

                  (xl) Dividend Policy. The forward-looking statements contained under the caption "Dividend Policies and Restrictions" in the Prospectus represent the Company's and LLC's good faith estimates of the Company's future performance, results and liquidity and are based upon the Company's and LLC's assessment and analysis of all material factors they deem relevant and the application of assumptions which they deem reasonable after due and proper consideration of relevant facts.

                  (xli) Regulatory Approvals. The statements made in the Prospectus under the caption "Risk Factors -- -- Regulatory risks" fairly present in all material respects the risks associated with federal and state regulatory related laws and regulations, and all pending or, to the knowledge of the Company or LLC, threatened legal or governmental proceedings relating to such laws or regulations that could result in a Material Adverse Effect. The business of the Company and LLC, as described in the Prospectus, is being conducted in all material respects in compliance with applicable requirements under the Communications Act and the Telecommunications Act of 1996 and any regulations issued thereunder and, to the knowledge of the Company or LLC, there is no reason for the Federal Communications Commission (the "FCC"), or any state regulatory agency to initiate enforcement proceedings against the Company, LLC, their agents, employees or products for any act or omission related to the Company's or

         LLC's business. Except as disclosed in the Registration Statement and Prospectus, there are no material administrative enforcement or legal actions pending or, to the knowledge of the Company or LLC, threatened, against the Company or LLC by the FCC or any other federal or state regulatory agency. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement, in and of themselves, (i) do not and will not (A) violate any requirement of the Communications Act (including the Telecommunications Act of 1996) or any regulation issued thereunder or (B) result in the creation of a material lien, charge or encumbrance upon any property or assets of the Company, LLC or any of the subsidiaries due to the operation of the Communications Act (including the Telecommunications Act of 1996) or any regulation issued thereunder and (ii) do not require any consent or approval by the FCC or any other federal, state or local regulatory agency.

         (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

                  (i) Accurate Disclosure. The information which relates specifically to each Selling Shareholder, as set forth under the caption "Principal and Selling Shareholders" does not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; there are no agreements between such Selling Shareholder and any other Selling Shareholder that would be required to be described in the Prospectus that are not so described; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company, LLC or any subsidiary of the Company which is not set forth in the Prospectus.

                  (ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

                  (iii) Authorization of Power of Attorney and Custody Agreement. The Power of Attorney (the "Power of Attorney") and the Custody Agreement (the "Custody Agreement"), in the forms heretofore furnished to the Representatives, have been duly authorized, executed and delivered by such Selling Shareholder and, assuming the due authorization, execution and delivery by the other parties thereto, are the valid and binding agreements of such Selling Shareholder.

                  (iv) Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and the Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject (except for such conflicts, breaches or defaults that would not adversely affect such Selling Shareholder's ability to fulfill its obligations hereunder or under the Power of Attorney or Custody Agreement in any material respect), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling

         Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties (except for violations of any treaty, law, statute, rule, regulation, judgment, order, writ or decree that would not adversely affect such Selling Shareholder's ability to fulfill its obligations hereunder or under the Power of Attorney and Custody Agreement in any material respect).

                  (v) Valid Title. At the Closing Time, such Selling Shareholder will have valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances other than pursuant to this Agreement and other than those arising from the lock-up agreements contemplated by Section 5(l) hereof, and all right, power and authority to enter into this Agreement and the Power of Attorney and the Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

                  (vi) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC") (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee) and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any "adverse claim", within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC"), to such Securities),
         (A) DTC shall be a "protected purchaser", within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of
         Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation", within the meaning of
         Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

                  (vii) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (viii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney or the Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Securities are offered.

                  (ix) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, such Selling Shareholder may transfer any securities of the Company without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers: (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) as a distribution to limited partners or stockholders of the undersigned or (iv) to the undersigned's affiliates or to any investment fund or other entity controlled or managed by the undersigned. In addition, the undersigned may exercise any warrants or options (in each case as described in the Prospectus) to purchase securities of the Company held by the undersigned; provided that the undersigned hereby acknowledges and agrees that any securities of the Company issued upon exercise of such warrants or options shall be subject to the restrictions set forth in this paragraph. For purposes of this lock-up agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause (ix) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Such Selling Shareholder hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Company (in accordance with Section 13 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, such Selling Shareholder. Such Selling Shareholder further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

                  (x) No Association with NASD. Neither such Selling Shareholder nor any of his/her/its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company or LLC or any of the subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and LLC to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2.        Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule C, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional [______] shares of Common Stock as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York 10036-6522, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders.

         Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         (e) Appointment of Qualified Independent Underwriter. The Company, LLC and the Selling Shareholders hereby confirm their engagement of Lehman Brothers Inc. as, and Lehman Brothers Inc. hereby confirms its agreement with the Company, LLC and the Selling Shareholders to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. Lehman Brothers Inc., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

         SECTION 3. Covenants of the Company. The Company and, with respect to
Section 3(1) below, LLC covenant with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (g) Rule 158. The Company will timely file such reports pursuant to the Securities Exchange Act of 1934 (the "1934 Act") as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (i) Listing. The Company will use their reasonable best efforts to effect the listing of the Common Stock (including the Securities), subject to notice of issuance, on the New York Stock Exchange.

         (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder, subject to any permitted extensions thereunder.

         (l) Regulatory Filings. On or before completion of this offering, the Company and LLC shall make all filings required in order to consummate the transactions contemplated hereby and the Related Transactions under the Communications Act (including the Telecommunications Act of 1996), the rules and regulations adopted by the FCC and applicable laws, regulations and rules governing the telecommunications industry in the States of Texas, Oklahoma, New Mexico and Arkansas, except when the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

         (m) Compliance with NASD Rules. The Company hereby agrees that they will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

SECTION 4.        Payment of Expenses.

         (a) Expenses. The Company, LLC and the Selling Shareholders will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's or LLC's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company or LLC relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company or LLC and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (xii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company and LLC for sale to Invitees and (xiii) the fees and expenses of the Independent Underwriter. Except as otherwise set forth herein, the Underwriters shall be responsible for all other expenses incurred by them, including the fees and expenses of their counsel.

         (b) Expenses of the Selling Shareholders. The Company, jointly and severally, will pay all expenses incident to the performance of the Selling Shareholders' respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of the Selling Shareholders' respective counsel and other advisors.

         (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a) or
Section 11 hereof, the Company and LLC shall reimburse the Underwriters for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company, LLC and the Selling Shareholders may make for the sharing of such costs and expenses.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, LLC and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or LLC or any subsidiary or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and LLC of their covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Kirkland & Ellis LLP, counsel for the Company, in form and substance as set forth in Exhibit B hereto, together with signed or reproduced copies of such letter for each of the other Underwriters as counsel to the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, LLC and the subsidiaries and certificates of public officials.

         (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Kirkland & Ellis LLP, counsel for the Selling Shareholders, in form and substance as set forth in Exhibit C hereto, together with signed or reproduced copies of such letter for each of the other Underwriters as counsel to the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, LLC and the subsidiaries and certificates of public officials.

         (d) Opinion of Regulatory Counsel for Company.(1) At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of
[   ], regulatory counsel for the Company, in form and substance as set forth in
Exhibit D hereto, together with signed or reproduced copies of such letter for each of the other Underwriters as counsel to the Underwriters may reasonably
----------
(1) The underwriters will need outside counsel to provide both the Texas regulatory opinion and the FCC Opinion, although the opinions related to the remaining states can come from Bill Ojile.

request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, LLC and the subsidiaries and certificates of public officials.

         (e) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters reasonably satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, LLC and the subsidiaries and certificates of public officials.

         (f) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, LLC and the subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and LLC have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

         (g) Certificate of Selling Shareholders. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that
(i) the representations and warranties of each Selling Shareholder contained in
Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

         (h) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP, a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (i) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (j) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (k) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (l) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule F hereto.

         (m) Officers' Certificate. The Representatives shall have received at Closing Time a certificate, dated as of Closing Time and signed by the chief executive officer and the chief financial officer of the Company, substantially in the form set forth in Exhibit E hereto.

         (n) Related Transactions. On or prior to Closing Time, the Amended Credit Agreement shall have been duly and validly authorized, executed and delivered by the Company, LLC and the subsidiaries (to the extent a party thereto) and the Reorganization shall have been consummated pursuant to legally enforceable terms.

         (o) Related Transactions Documents. Each of the Related Transaction Documents shall be reasonably satisfactory in form and substance to the Representatives and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers if any provisions thereof since the date of this Agreement.

         (p) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

                  (ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(g) remains true and correct as of such Date of Delivery.

                  (iii) Opinion of Counsel for Company. The favorable opinion of Kirkland & Ellis LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iv) Opinion of Counsel for the Selling Shareholders. The favorable opinion of Kirkland & Ellis LLP, counsel for the Selling Shareholders, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (v) Opinion of Regulatory Counsel for Company. The favorable opinion of [ ], regulatory counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option

         Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (vi) Opinion of Counsel for Underwriters. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

                  (vii) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (q) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, LLC and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (r) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company, LLC and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.        Indemnification.

         (a) Indemnification of Underwriters by the Company. (1) The Company and LLC, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or LLC by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto; and provided, further, that the Company will not be liable to any Underwriter with respect to any Prospectus to the extent the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement under this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date or Date of Delivery, as applicable, a copy of the Prospectus, as then amended or supplemented if (A) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date or Date of Delivery, as applicable, to allow for distribution by the Closing Date or Date of Delivery, as applicable) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Date or Date of Delivery, as applicable, and such Prospectus was required by law to be delivered at or prior to the written confirmation of the sale to such person and (B) such failure to give or send such Prospectus by the Closing Date or Date of Delivery, as applicable, to the person or persons asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

         (2) In addition to and without limitation of the Company's and LLC's obligation to indemnify Lehman Brothers Inc. as an Underwriter, the Company and LLC also jointly and severally, agree to indemnify and hold harmless the Independent Underwriter, its Affiliates and Selling Agents and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities, provided, however, that the Company shall not be liable in any such case to the extent such losses, liabilities, claims, damages or expenses resulted directly from the gross negligence, bad faith or willful misconduct of Lehman Brothers Inc.

         (b) Indemnification of Underwriters by the Selling Shareholders. Each Selling Shareholder, severally, but not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(1) and (2) above; provided, however, that any untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the

Company by any Selling Shareholders expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). It is hereby understood that each Selling Shareholder shall be deemed to have provided the information with respect to such Shareholder as set forth under the caption "Principal and Selling Shareholders." Notwithstanding anything to the contrary contained herein, the extent of such Selling Shareholder's liability under this Agreement shall be limited to the gross proceeds received by such Selling Shareholder from the sale of the shares of Common Stock by such Selling Shareholder pursuant to this Agreement.

         (c) Indemnification of Company, LLC, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, LLC, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or LLC within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or LLC by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The
parties hereto agree that such written information consists of: [         ].

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel with respect to a claim in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(f) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (f) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company and LLC agree, to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company or LLC for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of the Agreement; or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

         (g) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company, LLC and the Selling Shareholders with respect to indemnification.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, LLC and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, LLC and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, LLC and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

         The relative fault of the Company, LLC and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, LLC or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

         The Company, LLC, the Selling Shareholders and the Underwriters agree that Lehman Brothers Inc. will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

         The Company, LLC, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the gross proceeds received by such Selling Shareholder from the sale of its Securities pursuant to this Agreement.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company or LLC, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, LLC or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, LLC or such Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. The Selling Shareholders' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule B hereto and not joint.

         The provisions of this Section 7 shall not affect any agreement among the Company, LLC and the Selling Shareholders with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or LLC or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or LLC or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9.        Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, LLC and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, LLC and the subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

                  (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non defaulting Underwriters, or

                  (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Shareholders to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of or arising from its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company, LLC and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11.       Default by the Company or one or more of the Selling
                  Shareholders.

         (a) If the Company shall fail at Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company or LLC (which shall be jointly and severally liable with the Company) from liability, if any, in respect of such default.

         (b) If a Selling Shareholder shall fail at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement with respect to the Option Securities without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or
(ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company, LLC and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company and LLC (and each employee, representative or other agent of the Company or LLC) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in

Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

         SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of o; and notices to the Company or LLC shall be directed to the Company or LLC, as the case may be, at 201 E. John Carpenter Freeway, Suite 200, Irving, Texas 75062, attention of Chief Financial Officer and notices to the Selling Shareholders shall be directed to Kirkland & Ellis, LLP, Citicorp Center, 153 East 53rd Street, New York, NY 10022, attention of Joshua N. Korff, Esq.

         SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, LLC and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, LLC and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, LLC and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, LLC and the Attorney in Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, LLC and the Selling Shareholders in accordance with its terms.

                            Very truly yours,

                            VALOR COMMUNICATIONS GROUP, INC.


                            By
                              --------------------------------------------------
                                    Name:
                                    Title:


                            VALOR TELECOMMUNICATIONS, LLC

                            By
                              --------------------------------------------------
                                    Name:
                                    Title:


                            [Selling Stockholders]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                         INCORPORATED

By
  -----------------------------------------
    Name:
    Title:


         For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                                                    Number of
                                   Name of Underwriter                                         Initial Securities
                                   -------------------                                         ------------------
 Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated.....................................................
 Banc of America Securities LLC .......................................................
 J.P. Morgan Securities Inc..........................................................
 Lehman Brothers Inc. .................................................................
 Morgan Stanley & Co. Incorporated.....................................................
 Wachovia Capital Markets, LLC.........................................................
 Bear, Stearns & Co. Inc. .............................................................
 CIBC World Markets Corp. .............................................................
 Legg Mason Wood Walker, Incorporated..................................................
 Raymond James & Associates, Inc. .....................................................
                               Total...................................................            29,375,000


                                  Schedule A-1

                                   SCHEDULE B

                              SELLING SHAREHOLDERS

                                                                        Maximum Number of Option
                            Selling Shareholder                          Securities to be Sold
                            -------------------                         ------------------------










                          Total................................                4,406,250


                                  Schedule B-1

                                   SCHEDULE C
                        VALOR COMMUNICATIONS GROUP, INC.
                             Shares of Common Stock
                         (Par Value $0.0001 Per Share)

         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[ ].

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[ ], being an amount equal to the initial public offering price set forth above less $[ ] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                  Schedule C-1

                                   SCHEDULE D

                           SUBSIDIARIES OF THE COMPANY

Valor Telecommunications, LLC
Valor Telecommunications of Texas, LP
Valor Telecommunications Equipment, LP
Valor Telecommunications Services, LP
Valor Telecommunications Investments, LLC
Valor Telecommunications Enterprises, LLC
Valor Telecommunications Enterprise Finance Corp.
Valor Telecommunications LD, LP
Southwest Enhanced Network Services, LLC
Western Access Services, LLC
Western Access Services of Arizona, LLC
Western Access Services of Arkansas, LLC
Western Access Services of Colorado, LLC
Western Access Services of Oklahoma, LLC
Western Access Services of New Mexico, LLC
Western Access Services of Texas, LP
Valor Telecommunications Corporate Group, LP
Valor Telecommunications Southwest, LLC
Valor Telecommunications Southwest II, LLC
Valor Telecommunications Enterprises II, LLC
Kerrville Communications Corporation
Kerrville Communications Management, LLC
Kerrville Communications Enterprises, LLC
Advanced Tel-Com Systems, LP
Kerrville Telephone, LP
Kerrville Cellular, LP
KCC TelCom, LP
Kerrville Cellular Management, LLC
Kerrville Cellular Holdings, LLC
Kerrville Mobile Holdings, Inc.
Kerrville Wireless Holdings, LP

                                  Schedule E-1

                                   SCHEDULE E

                          RELATED TRANSACTION DOCUMENTS

[Amended Credit Agreement]

[Purchase Agreement]

[Securityholders' Agreement]

                                   SCHEDULE F

                          LIST OF PERSONS AND ENTITIES
                               SUBJECT TO LOCK-UP

                                    [To Come]

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT
                    TO BE DELIVERED PURSUANT TO SECTION 5(l)



                                     o, 2005

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated,
Banc of America Securities LLC
J.P. Morgan Securities Inc.
     as Representatives of the several
     Underwriters to be named in the
     within mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
4 World Financial Center
New York, New York  10080

         Re:     Proposed Public Offering by Valor Communications Group, Inc.


Dear Sirs:

         The undersigned, a stockholder, an officer or a director of Valor Communications Group, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc of America Securities LLC and J.P. Morgan Securities Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $0.0001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of l80 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Company (in accordance with Section 13 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

         Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be,
(2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

         (i)      as a bona fide gift or gifts;

         (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

         (iii) as a distribution to limited partners or stockholders of the undersigned; or

         (iv) to the undersigned's affiliates or to any investment fund or other entity controlled or managed by the undersigned.

         In addition, the undersigned may exercise any warrants or options to purchase securities of the Company held by the undersigned; provided that the undersigned hereby acknowledges and agrees that any securities of the Company issued upon exercise of such warrants or options shall be subject to the restrictions set forth in this paragraph. For purposes of this lock-up agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

         The restrictions hereunder shall lapse and become null and void if the proposed public offering is not consummated by June 30, 2005.

                                     Very truly yours,



                                     Signature:
                                                ---------------------------

                                     Print Name:
                                                ---------------------------

                                    EXHIBIT B

             FINAL KIRKLAND & ELLIS OPINION ON BEHALF OF THE COMPANY
                  PURSUANT TO SECTION 5(B) TO BE INSERTED HERE


          [TO COME]

                                    EXHIBIT C

      FINAL KIRKLAND & ELLIS OPINION ON BEHALF OF THE SELLING SHAREHOLDERS
                  PURSUANT TO SECTION 5(C) TO BE INSERTED HERE


          [TO COME]

                                    EXHIBIT D

              FORM OF OPINION OF REGULATORY COUNSEL FOR THE COMPANY


Definitions specific to this opinion:

         "Authorization" means all certificates, concessions, cable and other franchises, consents, exemptions, orders, permits, licenses, authorizations or other approvals (each, an "Authorization") of and from a Governmental Authority.

         "Applicable Law" shall mean any of (i) the Federal Communications Act of 1934, as amended, including the Telecommunications Act of 1996 (the "Act"), and the rules, regulations, policies, orders, court or administrative agency decisions and interpretations made pursuant to the Act and (ii) the statutes, rules, regulations, policies, orders, court or administrative agency decisions and interpretations, or other laws of a Governmental Authority, including, without limitation, communications and environmental laws and regulations.

         "Governmental Authority" means (i) the Federal Communications Commission and (ii) all Texas, Oklahoma, New Mexico and Arkansas state, local and other governmental authorities (including the Public Utility Commission of Texas, [ADD OK, NM and AK regulatory boards], all self-regulatory governmental organizations, all cable franchising authorities and all courts and other tribunals).

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement (the "Agreement").

Opinions:

1. Each of the Company and its subsidiaries validly holds each of the Authorizations listed in Exhibit A as being held by it (the "Company Authorizations"). The Company Authorizations are in full force and effect and we have no reason to believe that the Company Authorizations will not be renewed in the ordinary course. The Company Authorizations are the only Authorizations necessary or required under Applicable Laws for the Company and its subsidiaries to conduct their business as currently conducted and as proposed to be conducted following the Closing Time in the Registration Statement and Prospectus, including the incumbent local exchange services, long distance service, dial-up and DSL internet access and other communication services provided by the Company and its subsidiaries.

2. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, suspension or modification of any Company Authorization. All Company Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all Company Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure to be in full force and effect or be in compliance would not result in a material adverse effect on the Company. The Company Authorizations are not subject to any material conditions outside the ordinary course.

3. The Company and LLC have made all reports and filings, and paid all fees, required by all Governmental Authorities necessary for the Company and its subsidiaries to own, lease, license and use their properties and assets and to conduct their business in the manner described in the Registration Statement and Prospectus or as currently conducted, except for those reports, filings, and fees the failure to file or pay of which would not have a material adverse effect on the Company.

4. No consent, approval, or authorization of, or filing with, any Governmental Authority under any Applicable Law is necessary for the execution and delivery of the Agreement and performance by the Company and its subsidiaries and the Selling Shareholders of their respective obligations under the Agreement, and the consummation of the transactions contemplated by the Agreement, the Registration Statement and Prospectus. The execution and delivery of the Agreement and the performance by each of the Company, LLC and the subsidiaries and the Selling Shareholders of their respective obligations under the Agreement, and the consummation of the transactions contemplated by the Agreement, the Registration Statement and Prospectus do not violate any Applicable Law.

5. There is no unsatisfied adverse order, decree or ruling under any Applicable Law outstanding against the Company or any of its subsidiaries. There is no proceeding (including any rulemaking proceeding), complaint, petition or investigation pending or, to the best of our knowledge, threatened, against the Company or any of its subsidiaries, before any Governmental Authority under any Applicable Law (other than proceedings affecting the telecommunications industry generally, to which none of the Company and its subsidiaries is a specific party and which have been accurately described in the Registration Statement and Prospectus). Neither the Company nor LLC is a party to any complaint, petition, investigation or other proceeding against other licensees or applicants under any Applicable Law.

6. Based upon an investigation, to our knowledge neither the Company nor LLC is in violation of, or in default under any Applicable Law, the effect of which, singly or in the aggregate, would have a material adverse effect on the Company.

7. The Registration Statement and Prospectus contain an accurate and correct description of all material regulation to which the Company and its subsidiaries are subject under any Applicable Law. The statements in the Registration Statement and Prospectus pertaining to matters of Applicable Law, insofar as such statements constitute a summary of the legal matters, documents, or proceedings of a Governmental Authority, are accurate and complete summaries of the matters referred to therein.

                                    EXHIBIT E

                        VALOR COMMUNICATIONS GROUP, INC.

     CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER


          Reference is hereby made to the Underwriting Agreement (the
"Underwriting Agreement"), dated         , 2005 by and among Valor
Communications Group, Inc., a Delaware corporation (the "Company"), the selling shareholders listed on the signature pages thereto and the underwriters named therein (collectively, the "Underwriters"), in connection with the initial
public offering of     shares of the Company's common stock, $0.0001 par value
per share. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

         The undersigned hereby certify that they are, respectively, the duly elected, qualified and acting (i) Chief Executive Officer and President and (ii) Executive Vice President -- Chief Financial Officer, and pursuant to Section 6(o) of the Underwriting Agreement, in such capacity, do hereby certify on behalf of the Company, as follows:

1. I have carefully reviewed the prospectus filed by the Company with the Securities & Exchange Commission on ___________, 2005 pursuant to Rule 424(b) under the Securities Act (the "Prospectus");

2. The forward-looking statements contained under the caption "Dividend Policies and Restrictions" in the Prospectus represent good faith estimates of the Company's future performance, results and liquidity and are based upon the Company's assessment and analysis of all factors it deems relevant and the application of assumptions which it deems reasonable after due and proper consideration of relevant facts;

3. (a) The Company has prepared each of the numbers (the "Financial Numbers") that are circled and ticked with the symbol X in the pages of the Prospectus attached hereto as Exhibit A and, in connection with the preparation of the Financial Numbers, I have made such review and have made due inquiries of certain other officials of the Company who are responsible for financial and accounting matters, as I have deemed necessary, to ensure the accuracy of the Financial Numbers and (b) as of the date hereof, each of the Financial Numbers matches exactly with or is accurately derived from the appropriate internal accounting and/or financial records of the Company.

4. I have reviewed each of the numbers and statements that are circled and ticked with the symbol Y in the pages of the Prospectus attached hereto as Exhibit A (the "Numbers and Statements") and have made due inquiries of certain other officials of the Company, as I have deemed necessary and I have found such Numbers and Statements to be true and correct in all material respects.

          IN WITNESS WHEREOF, we have signed our names this ___ day of _____________, 2005.


                                    By: _________________________________
                                        Name:     John J. Mueller
                                        Title:    Chief Executive Officer
                                                  and President


                                    By: _________________________________
                                        Name:    John A. Butler
                                        Title:   Executive Vice President, Chief
                                                 Financial Officer

                                                                       EXHIBIT A




                                   Exhibit C-1